UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2024

MANULIFE PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01664	92-3968552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

197 Clarendon Street Boston, Massachusetts		02116
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 663-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 24, 2024, the Board of Trustees of the Manulife Private Credit Fund (the “Fund”) appointed Christopher Sechler as the Chief Legal Officer of the Fund replacing David Pemstein who resigned from this position effective April 24, 2024. Mr. Sechler holds the position of Chief Legal Officer for an indefinite term until his successor is duly appointed and qualified or until he dies, retires, resigns, is removed or becomes disqualified. Mr. Sechler has no family relationships with any director or executive officer of the Fund, and he is not a party to any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Below is information regarding Mr. Sechler’s business experience during the past five years.

Name (Birth Year)	Position(s) with the Fund	Principal Occupation(s) During Past 5 Years
Christopher Sechler (1973)	Chief Legal Officer (since April 24, 2024)	Vice President and Deputy Chief Counsel, John Hancock Investment Management (since 2015); Assistant Vice President and Senior Counsel, John Hancock Investment Management (2009–2015); Assistant Secretary of John Hancock Investment Management and John Hancock Variable Trust Advisers (since 2009); Chief Legal Officer and Secretary of various registered investment companies within the John Hancock Fund Complex (since 2009, including prior positions).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2024	MANULIFE PRIVATE CREDIT FUND

	By:	/s/ Betsy Anne Seel
Name: Betsy Anne Seel
Title: Assistant Secretary